Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

MDxHealth SA

Herstal, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-280606 and 333-268885) of MDxHealth SA of our report dated March 31, 2025 which appears in this Annual Report on Form 20-F.

BDO Réviseurs d’Entreprises SRL

On behalf of it,

/s/ Bert Kegels

Zaventem, Belgium

March 31, 2025